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                                                                  EXHIBIT 23.3


        CONSENT OF COOPERS & LYBRAND L.L.P., INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Registration Statement on Form S-3 (Registration No. 333-46745) of our report, which includes an explanatory paragraph relating to substantial doubt about the entity's ability to continue as a going concern, dated January 16, 1998, except for Note 10 for which the date is January 26, 1998 and Note 12 for which the date is March 2, 1998, on our audit of the financial statements and the financial statement schedule of ChemTrak Incorporated. We also consent to the reference to our firm under the caption "Experts."

                                        /S/ COOPERS & LYBRAND L.L.P.

San Jose, California
April 13, 1998